Exhibit 31.4

CERTIFICATION

I, Michael Trimarchi, certify that:

1.                           I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (this “Report”) of CommerceHub, Inc.; and

2.                           Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Date: April 27, 2018	By:	/s/ MICHAEL TRIMARCHI
Michael Trimarchi
Chief Financial Officer, Chief Commercial Officer and Treasurer
(Principal Financial and Accounting Officer)